SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 3, 2013
(Date of earliest reported)

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Building 151, Room 361, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 244 8880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) The Company's prior certifying accountant, Mr. Patrick Rodgers, CPA, PA, has resigned as of May 3, 2013. The audit report rendered by Patrick Rodgers, CPA, PA, on the Company's latest annual financial statement did not contain any adverse opinions or disclaimers. These reports have not been qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and throughout the term until the auditor's resignation, the Company did not encounter any disagreements or reportable events with Patrick Rodgers, CPA, PA. Mr. Rodgers has reviewed this disclosure and consented to it as set forth in the exhibit EX-16.1 submitted herewith. The resignation of Mr. Rodgers and the engagement of a new certifying accountant was done to comply with regulatory requirements and for no other purpose.

(b) On May 3, 2013, the Company engaged Mr. Patrick Heyn, CPA, PA at 1A Atrium Cir, Atlantis, FL 33462 USA, to act as the Company's new independent registered public accountant beginning immediately and, specifically, to perform procedures related to the audit of the Company's financial statements and reporting, including periodic reporting for the period started January 1, 2013. Prior to this engagement, Baltia Air Lines did not consult with Patrick Heyn, CPA, PA regarding (i) application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and the Company did not request or receive either written report or oral advice that would be an important factor in reaching a decision as to the accounting, auditing, or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event.

(c) Company's Board of Directors approved resignation of the former auditor and engagement of Patrick Heyn, CPA, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____signed___ /
Igor Dmitrowsky
President

May 6, 2013

EXHIBIT 16.1

Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, FL 32701

May 3, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Baltia Air Lines, Inc.
Commission File Number: 869187

Dear Sirs:

I have read item 4.01 included in Form 8-K of Baltia Air Lines, Inc.

I agree with the statements contained in the first paragraph of Item 4.01 therein. I am not in a position to agree or disagree with other statements of Baltia Air Lines, Inc. contained therein.

Sincerely,

/ ____signed___ /
Patrick Rodgers, CPA, PA